CUSIP NO 073308-10-8                    13G/A                  Page 5 of 6 Pages

EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1 (f) (1) under the Securities and Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Be Free, Inc.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

        Executed this 14th day of February, 2002

Dated:  February 14, 2002

        Charles River Partnership VIII Limited Partnership
        By:  Charles River VIII GP Limited Partnership

                By:     /s/ Ted R. Dintersmith
                        -----------------------------
                        Ted R. Dintersmith
                        Authorized General Partner

        Charles River VIII GP Limited Partnership

                By:     /s/ Ted R. Dintersmith
                        -----------------------------
                        Ted R. Dintersmith
                        Authorized General Partner